                                                                    Exhibit 99.1

[ABINGTON BANCORP, INC. LOGO]

                                  NEWS RELEASE

                              FOR IMMEDIATE RELEASE


FOR: Abington Bancorp, Inc.        CONTACT: Robert M. Lallo
     97 Libbey Parkway                      Treasurer & Chief Financial Officer
     Weymouth Woods                        (781) 682-6903
     Corporate Offices
     P.O. Box 890237
     Weymouth, MA 02189-0237
     www.AbingtonSavings.com

                         ABINGTON BANCORP REPORTS STRONG
                    FOURTH QUARTER AND FULL YEAR 2002 RESULTS
                                FROM CORE BANKING

                 RESULTS SUPPORTED BY RECORD MORTGAGE PRODUCTION
                       AND EXPANDING NET INTEREST MARGINS

ABINGTON, MA, January 27, 2003 - Abington Bancorp, Inc. (NASDAQ NMS: ABBK) a one-bank holding company for Abington Savings Bank ("the Bank"), today announced that for the fourth quarter ended December 31, 2002, net income totaled $1.873 million, or $0.48 per diluted share, compared to a net loss of $410,000, or $(0.13) per diluted share, during the same period last year. Results for the fourth quarter of 2002 included a real estate gain of $212,000 (pre-tax), or $0.03 per diluted share, which was more than offset by acquisition-related charges of $330,000 (pre-tax), or $0.05 per diluted share. During the fourth quarter of 2001, the Bank recorded several one-time charges totaling approximately $2.835 million (pre-tax), or $0.50 per diluted share. Adjusting both periods for these non-recurring items, net income for the fourth quarter of 2002 would have been $1.947 million, or $.49 per diluted share, compared to $1.206 million, or $0.37 per diluted share, for the fourth quarter of 2001, for increases in net income and earnings per share of roughly 61% and 33%, respectively.

For the year, net income totaled $7.258 million, or $2.07 per diluted share, versus net income of $3.077 million, or $.95 per diluted share, in 2001. In addition to the items affecting the fourth quarter mentioned above, results for 2002 included a pre-tax gain of $537,000, or $0.10 per

Page 2
Abington Bancorp Fourth Quarter Results
January 27, 2003

diluted share, in the first quarter from the settlement of a pension program. Results for 2001 also reflect the implementation of an accounting change for the treatment of marketing expenses, the net effect of which was a write-off of $498,000 (pre-tax), or $0.09 per diluted share, in the first quarter of 2001. Excluding non-recurring items from both years' results in order to provide more meaningful comparisons, adjusted net income for 2002 would have been $6.946 million, or $1.98 per diluted share, versus $4.991 million, or $1.54 per diluted share, for 2001. On this basis, 2002 results improved 39% and 29% on a net income and diluted earnings per share basis, respectively. (A full reconciliation of GAAP earnings to "Adjusted Earnings" is provided in the financial schedules that follow.)

On September 13, 2002, Abington Bancorp completed its acquisition of Massachusetts Fincorp, Inc. (OTC BB: MAFN, "MAFN"), the holding company for The Massachusetts Co-operative Bank. Abington's results for 2002 include those generated by MAFN from the closing date (September 13th) until the end of the year. These results, excluding the impact of non-recurring charges incurred in connection with the acquisition totaling roughly $330,000 on a pre-tax basis, were not dilutive to earnings performance in 2002.

James P. McDonough, President and Chief Executive Officer, commented, "Looking back at 2002, we were able to generate outstanding financial and operational results amid a challenging environment. We grew core deposits by 27%, exclusive of the aforementioned acquisition of MAFN, while still expanding the net interest margin and effectively managing our balance sheet for future growth and stability. We were able to take maximum advantage of the low interest rate environment in our mortgage banking segment, producing both record volume and income. And finally, we acquired and successfully integrated the assets and operations of Mass. Fincorp. These achievements were made possible by the combined efforts of our Board of Directors, management and employees, and we are grateful to them for their dedication."

Mr. McDonough continued, "We enter 2003 a stronger, larger community bank. We remain focused on building both our consumer and business banking franchises utilizing our effective sales culture. We will execute this strategy taking into account that our outlook regarding the economy is a cautious one. Although we have continued to be pleasantly surprised by the continuing strength of the mortgage refinancing business, our conservative approach leads us to believe that it may not continue at the levels we experienced in 2002. We do, however, see an opportunity to optimize the performance and market penetration of our three newly acquired branches.

"In terms of our business outlook for 2003, we believe that segmenting our forecast into Community Banking and Mortgage Banking components provides the most helpful information as to the underlying trends in our business. We expect Community Banking earnings, which were roughly $6.0 million in 2002, as adjusted for non-recurring or one-time items, to continue to grow, and to increase by approximately 20-25% (8-10% on a per share basis). At the same time, we expect Mortgage Banking to experience a decline in earnings of roughly 45-55% from the record level of income generated in 2002 of $942,000. Based upon these divergent trends, we

Page 3
Abington Bancorp Fourth Quarter Results
January 27, 2003

currently expect to generate earnings on an adjusted basis in 2003 that will meet or exceed those of 2002."

"The current interest rate environment continues to be our most significant challenge going forward as we plan for 2003," added Robert M. Lallo, Abington Chief Financial Officer. "During 2002, we reduced our cost of funds more rapidly (due to their short-term nature) to more than offset the declines in asset yields and ended the year with fourth quarter net interest margin of 3.66%. We anticipate that net interest margins will contract in the coming months as assets continue to reprice at historically low levels without a corresponding decrease in rates paid. We continue to manage our investment and loan portfolios cautiously, by acquiring assets with much shorter average lives than we had previously, which has rendered the yield of newly purchased or originated assets even lower in the current rate environment. We feel that this trade-off is prudent, even though it may bring pressure to near term net interest income levels. The advantage of this strategy, however, is that we will be better positioned to manage margins in a rising interest rate environment."

FOURTH QUARTER OPERATING AND FINANCIAL HIGHLIGHTS (AS COMPARED TO THE FOURTH QUARTER OF 2001):

     o Net income, as adjusted to exclude certain non-recurring items, increased over 60% in 2002 in comparison to 2001, in spite of the fact that the Mortgage Banking segment contribution was relatively unchanged in 2002 as compared to 2001.

     o   Net interest margin improved from 3.29% to 3.66%

     o Non-interest expenses increased 22.7% or $1.6 million in 2002 over 2001. This increase is inclusive of non-recurring acquisition-related charges of approximately $330,000 related to MAFN, and $1.1 million attributable to increases in commissions (mortgage company) and other performance related incentives, reflecting enhanced financial performance in comparison to plan. There were other increases related to higher volumes of transactions and customers serviced.

     o Mortgage Banking remained strong. The contribution for the fourth quarter was roughly $.06 per diluted share, as compared to $0.08 (on a fully diluted basis) for the corresponding period in 2001. The pipeline (inclusive of loans held for sale and commitments) remains high at roughly $100 million.

     o Non-performing assets decreased to $2.0 million from $3.9, as $2.2 million relating to a single commercial credit was charged-off during the quarter (previously reserved for since December 31, 2001).

     o   Return on assets improved from (0.21)% to 0.82%

     o   Return on equity improved from (3.92)% to 12.76%

2002 OPERATING AND FINANCIAL HIGHLIGHTS (AS COMPARED TO 2001):

     o Net income, on an adjusted basis, increased over 39% in 2002 in comparison to 2001

     o   Net interest margin improved from 3.24% to 3.44%

     o   Customer service fees increased 9.2%

Page 4
Abington Bancorp Fourth Quarter Results
January 27, 2003

     o Non-interest expenses increased 9.9% or $2.5 million. This increase is inclusive of non-recurring, acquisition-related charges ($330,000), increases in costs associated with higher profitability of the mortgage company ($1.3 million) and other increases in costs associated with the higher volumes of transactions and customers serviced as a result of general growth and the growth associated with the acquisition of MAFN

     o Mortgage Banking segment contributed approximately $.27 per diluted share, compared to $0.18 per diluted share in 2001.

     o   Return on assets improved from 0.40% to 0.86%

     o   Return on equity improved from 8.02% to 15.27%

OTHER HIGHLIGHTS/INFORMATION OF NOTE -  DECEMBER 31, 2002

     o Total deposits and core deposits grew approximately 9% and 27% respectively, excluding the impact of MAFN.

     o The results for 2002 also reflect the restatement of the nine-months ended September 30, 2002 for the non-amortization of goodwill in accordance with SFAS No. 147. The impact of the adoption of this statement in 2002 increased overall earnings by $.01.

     o One issue that has impacted other financial institutions recently has been charges necessitated by adjustments on deferred loan sale premiums and mortgage servicing rights. As the Company sells loans on a servicing released basis, no deferred loan sale premiums or servicing rights are booked.

     o The Bank sold the remainder of its equity portfolio in the fourth quarter of 2002. At December 31, 2002 there were no marketable equity securities or corporate bonds in the Company's portfolio.

     o Asset growth, excluding the impact of MAFN, was controlled to less than 1%, generally through management of securities and controlled run-off of the residential loan portfolio.

     o Tier I capital leverage ratio at December 31, 2002 was 6.24% (to period end assets). This exceeded management's expectation of roughly 5.5%, on a pro-forma basis, at the time of the acquisition. This preservation of capital was possible as a result of wider margins andstrong profit levels from the mortgage banking segment, which allowed management to manage the asset growth of the Company in a conservative fashion without being detrimental to earnings growth.

     o Book value per common share increased 24.8% from December 31, 2001 to $15.68 per share.

     o Loan loss reserve to non-performing loans was 207.4% at December 31, 2002.

CONFERENCE CALL
Abington Bancorp. will hold a conference call with investors to discuss these results on Tuesday, January 28, 2003, at 8:30 am. The call will also be available as a webcast and participants can join the call by visiting the Abington Bancorp website (www.abingtonsavings.com) and following the directions on the homepage. The call-in number for the call is 800-946-0782, passcode 274463. The call will be available as a webcast for a week following the completion of the call, and can be accessed through the Company's website.

Page 5
Abington Bancorp Fourth Quarter Results
January 27, 2003

Abington Savings Bank is a Massachusetts-chartered savings bank with offices in Abington, Boston (Dorchester), Brockton, Canton, Cohasset, Halifax, Hanover, Hanson, Holbrook, Hull, Kingston, Milton, Pembroke, Quincy, Randolph and Whitman. Its deposits are insured by the Federal Deposit Insurance Corporation and Depositors Insurance Fund.

Certain statements herein constitute "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated, including changing regional and national economic conditions, changes in the real estate market, changes in levels of market interest rates, credit risks on lending activities, and competitive and regulatory factors. All forward-looking statements are necessarily speculative and undue reliance should not be placed on any such statements, which are accurate only as of the date made. The Company disclaims any duty to update such forward-looking statements.


                       - financial statements to follow -

Page 6
Abington Bancorp Fourth Quarter Results
January 27, 2003

                             ABINGTON BANCORP, INC.

                                OPERATING RESULTS

                  (Dollars in thousands, except per share data)


                                                   THREE MONTHS ENDED                         YEARS ENDED
                                                        DECEMBER 31,                         DECEMBER 31,
                                               ----------------------------        ------------------------------
                                                       (unaudited)
                                                   2002            2001                 2002             2001
                                               ------------    ------------         ------------     ------------
Interest and dividend income                   $     12,187    $     12,317         $     47,495     $     50,493
Interest expense                                      4,604           6,486               21,095           27,643
Net interest income                                   7,583           5,831               26,400           22,850
Provision for possible loan losses                      150             865                  225            1,705
Non-interest income:
  Customer service fees                               2,396           2,314                8,679            7,949
  Gains (losses) on securities, net                      84          (1,676)                (157)          (1,723)
  Gains on mortgages                                  1,786             882                4,338            2,888
  Gains (losses) on sale of real estate                 212              (2)                 297               (2)
  Other                                                 192             142                  594              657
                                               ------------    ------------         ------------     ------------
  Total non-interest income                           4,670           1,660               13,751            9,769
                                               ------------    ------------         ------------     ------------
Non-interest expenses:
  Salaries and employee benefits                      5,116           3,132               15,152           12,521
  Occupancy and equipment                             1,133           1,517                3,869            4,032
  Trust preferred securities expenses                   280             280                1,120            1,120
  Other non-interest expense                          2,489           2,423                8,105            8,032
                                               ------------    ------------         ------------     ------------
  Total non-interest expense                          9,018           7,352               28,246           25,705
                                               ------------    ------------         ------------     ------------
Income (Loss) before income taxes                     3,085            (726)              11,680            5,209
Provision (Benefit) for income taxes                  1,212            (316)               4,422            1,834
Net income (loss) before cumulative
   Effect of Accounting Change                        1,873            (410)               7,258            3,375
Cumulative Effect of Accounting
   Change                                                 -               -                    -             (298)
Net Income (Loss)                                     1,873            (410)               7,258            3,077
Dividends per share                            $        .11    $        .10         $         .41      $      .40
Basic - earnings per share                     $        .50    $       (.13)        $        2.17      $      .99
Weighted average common shares (Basic)            3,736,000       3,113,000             3,350,000       3,103,000
Diluted - earnings per share                   $        .48    $       (.13)        $        2.07      $      .95
Weighted average common shares
  and share equivalents (Diluted)                 3,940,000       3,113,000             3,508,000       3,239,000


Page 7
Abington Bancorp Fourth Quarter Results
January 27, 2003

                  RECONCILIATION OF ONE-TIME OR UNUSUAL ITEMS
       FOR THE FOURTH QUARTERS AND YEARS ENDED DECEMBER 31, 2002 AND 2001

2001
----                                      FOURTH                     COMMON                                    COMMON
                                          QUARTER                    SHARE                                      SHARE
                                           2001         EPS        EQUIVALENTS            2001        EPS     EQUIVALENTS
                                          -------      -----       -----------           ------      -----    -----------
Net income (loss) as reported             $ (410)      $ (0.13)       3,113              $ 3,077     $ 0.95       3,239

Adjusted for:

Cumulative Effect of Change in
  Accounting for Sales Incentives
  ($498,000 pre-tax)                      $   --                                         $   298
Loss on Sale of Corporate Bond
  ($2,200,000 million pre-tax)             1,254                                           1,254

Write-down of Real Estate
  ($635,000 pre-tax)                         362                                             362
                                          ------       ------                             ------     ------
Adjusted Net Income                       $1,206       $ 0.37         3,251               $4,991     $ 1.54       3,239
                                          ======       ======                             ======     ======

2002
----                                      FOURTH                     COMMON                                    COMMON
                                          QUARTER                    SHARE                                      SHARE
                                           2002         EPS        EQUIVALENTS            2002        EPS     EQUIVALENTS
                                          -------      -----       -----------           ------      -----    -----------
Net income (loss) as reported             $1,873      $  0.48        3,940               $ 7,258     $ 2.07       3,508

Adjusted for:

One-time Acquisition-Related
  Costs not Capitalized--MAFN
  ($330,000 pre-tax)                      $  205                                         $   205
Gain on sales of Real Estate
  ($212,000 and $297,000 pre-tax)           (131)                                           (184)

Gain on Settlement of Pension
  ($537,000 pre-tax)                          --                                            (333)
                                          ------       ------                             ------     ------
Adjusted Net Income                       $1,947       $ 0.49         3,940               $6,946     $ 1.98       3,508
                                          ======       ======                             ======     ======

Growth on an adjusted basis                 61.4%        33.2%                              39.2%      28.5%

Management is providing the above adjustments to its results under Generally Accepted Accounting Principles to provide a clearer picture of the underlying performance of the Bank's core businesses. Management believes that the adjustments made for the periods above remove the impact of one-time, or non-recurring, items (both charges and gains) and will help investors understand the comparable performance of the Bank during all periods presented.

Page 8
Abington Bancorp Fourth Quarter Results
January 27, 2003

                             ABINGTON BANCORP, INC.

                               BALANCE SHEET DATA

                  (Dollars in thousands, except per share data)


                                            December 31,               December 31,
                                                2002                        2001
                                            ------------               ------------
Investments*                                $   354,262                $   277,627
Loans, net                                      392,851                    403,552
Allowance for Loan Losses                         4,212                      5,482
Intangible Assets:
   Goodwill                                       5,767                      1,395
   Core Deposits                                  4,615                        864
Total Assets                                    905,752                    770,118
Deposits                                        646,628                    497,459
Borrowings                                      178,015                    201,548
Shareholders' Equity:
   Equity, excluding effect
   of unrealized gain
   on securities, net of taxes                   54,666                     37,512
Add:  Unrealized gain on
   Securities, net of taxes*                      4,084                       1,639
Total                                        $   58,750                $     39,151

Book value per share                         $    15.68                $      12.56
Shares outstanding                            3,746,000                   3,118,000


                            BRANCH OPENINGS
                            ---------------
              Canton                     November 2000
              Hanover                    July 2001
              Boston(Dorchester)         September 13, 2002  (MAFN acquisition)
              Milton                     September 13, 2002  (MAFN acquisition)
              Quincy                     September 13, 2002  (MAFN acquisition)

* All of the Company's investments are classified as available for sale even though management does not necessarily have any plans or intentions to sell these securities in the immediate future. As required by accounting rules, these securities are marked to market, net of applicable taxes, through shareholders equity.

Page 9
Abington Bancorp Fourth Quarter Results
January 27, 2003

                             ABINGTON BANCORP, INC.

                               YIELDS AND RETURNS


                                                  Quarters Ended                       Years Ended
                                                    December 31,                      December 31,
                                            2002                 2001               2002        2001
                                            ----                 ----               ----        ----
Return on assets                            .82%                 (.21)%              .86%        .40%
Return on equity                           12.76%               (3.92)%            15.27%       8.02%
Net overhead ratio*                         1.93%                 3.27%             1.74%       1.86%

                                                Three Months Ended                     Years Ended
YIELDS                                             December 31,                       December 31,
------
                                            2002                 2001               2002        2001
                                            ----                 ----               ----        ----
Loans                                       6.34%                 7.46%            6.83%        7.66%
Bonds and Government Obligations            3.65%                 6.83%            4.15%        7.30%
Mortgage Backed Securities                  6.24%                 6.56%            6.25%        6.62%
Equities and FHLB Stock                     3.55%                 4.28%            3.55%        4.77%

Earning assets                              5.89%                 6.95%            6.20%        7.17%

Non-time deposits**                         0.90%                 1.28%            1.12%        1.30%
Time deposits                               3.30%                 5.34%            3.84%        5.72%
Borrowed funds                              4.52%                 5.64%            5.06%        5.77%

Cost of funds                               2.23%                 3.70%            2.77%        3.97%

Interest margin                             3.66%                 3.29%            3.44%        3.24%


* Excludes the accrued distributions (expenses) related to trust preferred securities and gains (losses) on securities or real estate.

** Includes the effect of average non-interest bearing DDAs which were $87,218,000 and $74,964,000, respectively, for the three- and twelve-month periods ended December 31, 2002 and $74,007,000 and $62,110,000, respectively, for the three- and twelve-month periods ended December 31, 2001.

Page 10
Abington Bancorp Fourth Quarter Results
January 27, 2003

                             ABINGTON BANCORP, INC.

                                AVERAGE BALANCES

                             (DOLLARS IN THOUSANDS)


                                                          Three Months Ended                      Years Ended
                                                              December 31,                       December 31,
                                                        2002              2001              2002             2001
                                                        ----              ----              ----             ----
Loans                                                $  404,145        $  408,358        $  368,122        $385,149
Bonds and Government Obligations                         46,694            29,588            47,700          55,234
Mortgage Backed Securities                              328,672           239,435           310,920         239,381
Equities and FHLB Stock                                  15,092            18,335            15,340          20,379

Earning assets                                          827,851           708,873           766,634         704,574

Non-time deposits                                       458,147           298,432           390,513         278,481
Time deposits                                           187,984           190,189           167,759         193,418
Borrowed funds                                          179,333           212,593           203,360         224,347


Page 11
Abington Bancorp Fourth Quarter Results
January 27, 2003

                             ABINGTON BANCORP, INC.

                            ASSET QUALITY STATISTICS

                             (DOLLARS IN THOUSANDS)


                                                      December 31,         December 31,
                                                          2002                 2001
                                                      ------------         ------------
Non accrual loans                                     $   2,024*              $ 3,881*
Loans greater than 90 days still accruing                     7                    78
                                                      ------------         ------------
Non performing loans                                      2,031                 3,959
Other real estate owned                                      -                     -
                                                      ------------         ------------
Non performing assets                                 $   2,031               $ 3,959
                                                      ============         ============
Loan loss reserve to non performing loans                 207.4%                138.5%
Loan loss reserve to total loans                           1.06%                 1.34%
Delinquency ratio                                           .62%                 1.16%
Tier I capital leverage ratio**                            6.15%                 6.08%
Total risk-based capital ratio                            14.23%                12.82%



                                                     Year Ended              Year Ended
                                                  DECEMBER 31, 2002       DECEMBER 31, 2001
                                                  -----------------       -----------------
Allowance for loan losses,
   beginning of period                               $   5,482                $   3,856
Charge-offs                                             (2,396)                    (243)
Recoveries                                                 162                      164
                                                     ----------               ----------
Net (charge-offs) recoveries                            (2,234)                     (79)
Allowance for loan losses acquired
   from Massachusetts Fincorp                              739                        -
Provision for possible loan losses                         225                    1,705
                                                     ----------               ----------
Allowance for loan losses
   end of period                                     $   4,212                $   5,482
                                                     ==========               ==========


*2001 includes a single commercial relationship (telecom) totaling roughly $3 million of which $2,175,000 had been allocated in the Company's allowance for loan losses. $2,175,000 of this credit was charged-off in the fourth quarter of 2002.

**This ratio is calculated in accordance with regulatory guidelines that require using average assets. The Tier I capital leverage ratio calculated with period end assets is 6.24% in 2002.

Page 12
Abington Bancorp Fourth Quarter Results
January 27, 2003

                              ABINGTON BANCORP, INC

                                SEGMENT ANALYSIS

                             (DOLLARS IN THOUSANDS)


                                                                           QUARTER ENDED
                                                                            DECEMBER 31,
                                                                                2002

                                             COMMUNITY       MORTGAGE
                                              BANKING         BANKING         OTHER         ELIMINATION    CONSOLIDATED
                                            ----------      ----------      ---------       -----------    ------------
Interest and dividend income                $  11,953       $      528      $       3       $      (297)      $12,187
Net interest income                             7,303              277              3                -          7,583
Provision for possible loan losses                150                               -                -            150
Total non-interest income                       2,884            1,816              -               (30)        4,670
Total non-interest expense                      7,098            1,640            280                 -         9,018
Net income (loss)                               1,859              249           (217)              (18)        1,873



                                                                           QUARTER ENDED
                                                                            DECEMBER 31,
                                                                                2001

                                             COMMUNITY       MORTGAGE
                                              BANKING         BANKING         OTHER         ELIMINATION    CONSOLIDATED
                                            ----------      ----------      ---------       -----------    ------------
Interest and dividend income                $  12,247       $      213      $       4       $      (147)   $   12,317
Net interest income                             5,761               66              4                 -         5,831
Provision for possible loan losses                865                -              -                 -           865
Total non-interest income                         778              883              -                (1)        1,660
Total non-interest expense                      6,571              501            280                 -         7,352
Net income (loss)                                (482)             255           (182)               (1)         (410)

Page 13
Abington Bancorp Fourth Quarter Results
January 27, 2003

                              ABINGTON BANCORP, INC

                                SEGMENT ANALYSIS

                             (DOLLARS IN THOUSANDS)


                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                                2002

                                             COMMUNITY       MORTGAGE
                                              BANKING         BANKING         OTHER         ELIMINATION    CONSOLIDATED
                                            ----------      ----------      ---------       -----------    ------------
Interest and dividend income                $  47,137        $   1,043      $      23       $      (708)     $47,495
Net interest income                            25,876              501             23                 -       26,400
Provision for possible loan losses                225                -              -                 -          225
Total non-interest income                       9,413            4,383              -               (45)      13,751
Total non-interest expense                     23,854            3,272          1,120                 -       28,246
Net income (loss)                               7,069              942           (726)              (27)       7,258


                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                                2001

                                             COMMUNITY       MORTGAGE
                                              BANKING         BANKING         OTHER         ELIMINATION    CONSOLIDATED
                                            ----------      ----------      ---------       -----------    ------------
Interest and dividend income                $  50,471       $      667      $      18       $      (663)   $    50,493
Net interest income                            22,722              110             18                 -         22,850
Provision for possible loan losses              1,705                -              -                 -          1,705
Total non-interest income                       6,881            2,899              -               (11)         9,769
Total non-interest expense                     22,652            1,933          1,120                 -         25,705
Net income (loss)                               3,218              595           (729)               (7)         3,077


Page 14
Abington Bancorp Fourth Quarter Results
January 27, 2003


                  RECONCILIATION OF ONE-TIME OR UNUSUAK ITEMS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                              FOR SEGMENT ANALYSIS
                    (AMOUNTS IN 000'S EXCEPT PER SHARE DATA)

2001                                                                                COMMUNITY
----                                          COMBINED          MORTGAGE            BANKING &
                                                2001            BANKING                OTHER
                                              --------          -------             ----------
Net income (loss) as reported                 $ 3,077           $   595               $ 2,482

Adjusted for:

Cumulative Effect of Change in
  Accounting for Sales Incentives
  ($498,000 pre-tax)                          $   298                                 $   298
Loss on Sale of Corporate Bond
  ($2,200,000 million pre-tax)                  1,254                                   1,254

Write-down of Real Estate
  ($635,000 pre-tax)                              362                                     362
                                              -------           -------               -------
Adjusted Net Income                           $ 4,991           $   595               $ 4,396
                                              =======           =======               =======
Earnings per share                            $  1.54           $  0.18               $  1.36
                                              =======           =======               =======
Fully Diluted Common Stock Equivalents          3,239             3,239                 3,239
                                              =======           =======               =======

2002                                                                                 COMMUNITY
----                                          COMBINED          MORTGAGE             BANKING &
                                                2002            BANKING                 OTHER
                                              --------          -------              ----------
Net income (loss) as reported                 $ 7,258           $   942               $ 6,316

Adjusted for:

One-time Acquisition-Related
  Costs not Capitalized--MAFN
  ($330,000 pre-tax)                          $   205                                 $   205
Gain on sales of Real Estate
  ($297,000 pre-tax)                             (184)                                   (184)

Gain on Settlement of Pension
  ($537,000 pre-tax)                             (333)                                   (333)
                                              -------           -------               -------
Adjusted Net Income                           $ 6,946           $   942               $ 6,004
                                              =======           =======               =======
Earnings per share                            $  1.98           $  0.27               $  1.71
                                              =======           =======               =======
Fully Diluted Stock Equivalents                 3,508             3,508                 3,508
                                              =======           =======               =======
Increae on net income basis                      39.2%             58.3%                 36.6%
                                              =======           =======               =======
Increase on earnings per share basis             28.5%             46.2%                 26.1%
                                              =======           =======               =======

Page 15
Abington Bancorp Fourth Quarter Results
January 27, 2003

                             ABINGTON BANCORP, INC.

                     OTHER KEY LOAN AND DEPOSIT INFORMATION

                             (DOLLARS IN THOUSANDS)


                                                      December 31,          December 31,
                                                          2002                  2001
                                                      ------------          ------------
Loan portfolio:
  Residential                                           $218,259              $275,514
  Home equity                                             33,702                28,301
  Commercial real estate                                 127,617                83,874
  Commercial                                               9,642                13,994
  Other                                                    7,843                 7,351
                                                       ----------             ---------
Total loans and loans held for sale                     $397,063              $409,034
                                                       ==========             =========


Deposits:
  DDA's                                                 $ 90,960               $ 66,344
  Now's                                                  105,047                 79,659
  Savings & Money Market                                 260,480                163,798
                                                       ----------             ---------
 Core deposits                                          $456,487               $309,801
Time deposits                                            190,141                187,658
                                                       ----------             ---------
Total Deposits                                          $646,628               $497,459
                                                       ==========             =========


                      LOAN ORIGINATIONS - MORTGAGE BANKING

                             (DOLLARS IN THOUSANDS)


Applications:                          2002                2001            2000
                                     --------            --------        --------
                  Quarter 1           $66,600            $ 76,800        $ 40,700
                  Quarter 2            69,300              61,900          37,900
                  Quarter 3           133,700              65,900          34,300
                  Quarter 4           156,300              90,900          34,800
                                     --------            --------        --------
                  Year to Date       $425,900            $295,500        $147,700
                                     ========            ========        ========

Loans Originated-                    $315,000            $187,500        $ 88,000


Page 16
Abington Bancorp Fourth Quarter Results
January 27, 2003

                             ABINGTON BANCORP, INC.

                               BALANCE SHEET DATA

                  (Dollars in thousands, except per share data)


                                                                                          2002
                                                                                         CHANGE
                                                                                        EXCLUDING
                                                2002           2001         CHANGE        MAFN
                                              --------       --------      --------     ---------
Investments                                   $354,262       $277,627      $ 76,635     $ 49,766
Loans, net                                     392,851        403,552       (10,701)     (93,945)
Allowance for Loan Losses                        4,212          5,482        (1,270)      (2,009)
Intangible Assets:
   Goodwill                                      5,767          1,395         4,372          182
   Core Deposits                                 4,615            864         3,751         (449)
Total Assets                                   905,752        770,118       135,634        5,629
Deposits                                       646,628        497,459       149,169       49,218
Borrowings                                     178,015        201,548       (23,533)     (38,081)
Shareholders' Equity                            58,750         39,151        19,599        9,180


Impact of Opening Balances
   of Massachusetts Fincorp as of September 13, 2002:


Investments                           $ 26,869
Loans, net                              83,244
Intangible Assets:
   Goodwill                              4,190
    Core Deposits                        4,200
Total Assets                           130,005
Deposits                                99,951
Total Liabilities                      119,514
Borrowings                              14,548
Shareholders' Equity                    10,419




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